Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
SUSTAINABILITY PARTNERS CORPORATION

FIRST:  The name of the Corporation is SUSTAINABILITY PARTNERS CORPORATION (hereinafter the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is:  Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at that address is:  The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 5,000 shares of Common Stock, and the par value of each such share shall be $0.01.

FIFTH:  The name and mailing address of the Sole Incorporator is as follows:

NAME	MAILING ADDRESS

Carol L. Helfrich	Baker & McKenzie 130 East Randolph Drive, Suite 3500 Chicago, Illinois 60601

SIXTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)	The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)	The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3)
The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.  Election of directors need not be by written ballot unless the By-Laws so provide.

(4)
No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5)
In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH:  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of July, 2011.

/s/ Carol L. Helfrich
By:	Carol L. Helfrich Sole Incorporator

2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SUSTAINABILITY PARTNERS CORPORATION

Pursuant to Section 241 of the General
Corporation Law of the State of Delaware

SUSTAINABILITY PARTNERS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:  The Certificate of Incorporation of the Corporation is hereby amended as follows:

1.           Article SIXTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as folllows:

“SIXTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)	The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)	The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3)
The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.  Election of directors need not be by written ballot unless the By-Laws so provide.

(4)
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

If the GCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of the foregoing provisions of this Article SIXTH, Paragraph 4 shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

(5)
In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.”

2.           A new Article NINTH is hereby added to the Certificate of Incorporation of the Corporation, which shall read in its entirety as follows:

“NINTH:  Indemnification of Directors, Officers, Employees or Agents.

(1)
Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal, by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, may be indemnified and held harmless by the Corporation to the fullest extent permitted by the GCL, against all expense and liability (including without limitation, attorneys’ fees and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and may inure to the benefit of such person’s heirs, executors and administrators. The Corporation, by provisions in its By-laws or by agreement, may accord to any current or former director, officer, employee or agent of the Corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the Corporation, indemnification to the fullest extent permitted by the GCL.

(2)
Advance of Expenses. The Corporation to the fullest extent permitted by the GCL may advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations; provided, however, that, to the extent the GCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Article NINTH or otherwise. The Corporation by provisions in its By-laws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the GCL.

(3)
Non-Exclusivity of Rights. Any right to indemnification and advancement of expenses conferred as permitted by this Article NINTH shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute (including the GCL), any other provision of this Certificate of Incorporation of the Corporation, any agreement, any vote of stockholders or the Board of Directors or otherwise.”

3.           A new Article TENTH is hereby added to the Certificate of Incorporation of the Corporation, which shall read in its entirety as follows:

“TENTH:  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.”

SECOND:  The Corporation has not received any payment for any of its stock and the above-referenced amendment has been duly adopted in accordance with Section 241 of the GCL.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed by its Sole Incorporator as of this July 19, 2011.

/s/ Carol L. Helfrich
Carol L. Helfrich, Incorporator

CERTIFICATE OF MERGER
OF
NALCO HOLDING COMPANY
WITH AND INTO
SUSTAINABILITY PARTNERS CORPORATION

Pursuant to Section 251
of the
General Corporation Law of the State of Delaware

The undersigned corporation DOES HEREBY CERTIFY THAT:

1.           The name and state of incorporation of each of the constituent corporations in the merger are Nalco Holding Company, a corporation formed under the laws of the State of Delaware, and Sustainability Partners Corporation, a corporation formed under the laws of the State of Delaware.

2.           Each of the constituent corporations has approved, adopted, executed and acknowledged an Agreement and Plan of Merger in accordance with Section 251 of the General Corporation Law of the State of Delaware, as amended (the “GCL”), and, with respect to Sustainability Partners Corporation, pursuant to Section 228 of the GCL.

3.           The name of the surviving corporation is Sustainability Partners Corporation.

4.           The Certificate of Incorporation of the surviving corporation shall be its certificate of incorporation; provided, however, that Article FIRST of the Certificate of Incorporation shall be amended to read as follows: “FIRST:  The name of the Corporation is Nalco Holding Company (hereinafter the “Corporation”).”

5.           An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation at the following address: 370 Wabasha Street North, St. Paul, Minnesota 55102.

6.           A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the constituent corporations.

7.           This Certificate of Merger, and thus the merger of Nalco Holding Company with and into the surviving corporation, shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be signed as of December 1, 2011, by a duly authorized officer, declaring that the facts stated herein are true.

SUSTAINABILITY PARTNERS CORPORATION

By:	/s/ Michael C. McCormick
Name: Michael C. McCormick
Title: Assistant Secretary